EXHIBIT 10 (a)


                               WRITTEN CONSENT OF
               JORDEN BURT BOROS CICCHETTI BERENSON & JOHNSON, LLP


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                                                  April 26, 2000



Great-West Life & Annuity Insurance Company
8525 East Orchard Road
Englewood, Colorado 80111

Re:    FutureFunds Series Account
       Post-Effective Amendment No. 28 to the Registration Statement on Form N-4 File Nos. 2-89550

Ladies and Gentlemen:

        We have acted as counsel to Great-West Life & Annuity Insurance Company, a Colorado corporation, regarding the federal securities laws applicable to the issuance and sale of the Contracts described in the above-referenced registration statement. We hereby consent to the reference to us under the caption "Legal Matters" in the Prospectus filed today with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                     Very truly yours,

                          /s/ Jorden Burt Boros Cicchetti Berenson & Johnson LLP

                           Jorden Burt Boros Cicchetti Berenson & Johnson LLP